Fried, Frank, Harris, Shriver & Jacobson LLP ONE NEW YORK PLAZA NEW YORK, NEW YORK, 10004 TEL: +1.212.859.8000 FAX: +1.212.859.4000 WWW.FRIEDFRANK.COM

EXHIBIT 8.1

December 8, 2025

FrontView REIT, Inc.

3131 McKinney Avenue, Suite L10

Dallas, Texas 75204

Re: FrontView REIT, Inc.

Ladies and Gentlemen:

We have acted as counsel to FrontView REIT, Inc., a Maryland corporation (the “Company,” “you” or “your”), and FrontView Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), in connection with the filing of a registration statement on Form S‑3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the United States Securities and Exchange Commission on December 8, 2025 (as so filed and together with the attachments thereto and all documents incorporated by reference therein, the “Registration Statement”) with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus by the Company and the Operating Partnership, of the securities set forth in the Prospectus.

You have requested our opinion concerning certain of the federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust (a “REIT”).

Bases for Opinion

The opinion set forth in this letter is based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinion. We assume no obligation to advise you of any such subsequent changes. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by

Fried, Frank, Harris, Shriver & Jacobson LLP
December 8, 2025

the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

The opinion set forth in this letter is also based on various facts and assumptions, including the facts set forth in the Registration Statement and the Prospectus concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent have relied on, certain written representations made by the Company, the Operating Partnership, FVR Subsidiary REIT I LP (f/k/a NADG NNN Property Fund LP), a Delaware limited partnership (“FVR Subsidiary REIT I”), and FVR Subsidiary REIT II LLC (f/k/a NADG NNN Convertible Preferred LLC), a Delaware limited liability company (“FVR Subsidiary REIT II”), with respect to certain factual matters through a certificate of officers of the Company, the Operating Partnership, FVR Subsidiary REIT I and FVR Subsidiary REIT II, dated as of the date hereof (the “Officer’s Certificate” and together with the documents referred to in the preceding sentence, the “Reviewed Documents”).

In our capacity as counsel to the Company and the Operating Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For purposes of rendering our opinion, we have not made an independent investigation or audit of the facts set forth in the Reviewed Documents, including the Registration Statement or the Officer’s Certificate. We consequently have relied upon the representations and statements of the Company, the Operating Partnership, FVR Subsidiary REIT I and FVR Subsidiary REIT II as described in the Reviewed Documents, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. In this regard, we have assumed with your consent the following:

1.
all of the factual representations and statements set forth in the Reviewed Documents, including the Officer’s Certificate, are true, correct, and complete in all material respects as of the date hereof;
2.
any representation or statement in the Reviewed Documents, including the Officer’s Certificate, made as a belief or made “to the knowledge of” or similarly qualified is correct and accurate in all material respects as of the date hereof, without such qualification;
3.
each agreement described in the Reviewed Documents is valid, binding and enforceable in accordance with its terms;

Fried, Frank, Harris, Shriver & Jacobson LLP
December 8, 2025

4.
each of the obligations of the Company and its subsidiaries, as described in the Reviewed Documents, including the Officer’s Certificate, has been or will be performed or satisfied in accordance with its terms;
5.
the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; and
6.
any documents as to which we have reviewed only a form or draft were or will be duly executed without material changes from the form or draft reviewed by us.

Any material variation or difference in the facts from those set forth in the Reviewed Documents and upon which we have relied (including, in particular, the Registration Statement, the Prospectus and the Officer’s Certificate) may adversely affect the conclusions stated herein.

Opinion

Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the Reviewed Documents, we are of the opinion that:

1.
the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with its short taxable year ending December 31, 2024, and the Company’s current organization and current and proposed method of operation (as described in the Registration Statement, the Prospectus and the Officer’s Certificate) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025, and future taxable years; and
2.
the statements in the Registration Statement and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize in all material respects the matters set forth therein.

This opinion letter addresses only the specific U.S. federal income tax matters set forth above and does not address any other U.S. federal, state or local or non-U.S. tax issues. No opinion is expressed as to any matter not discussed herein. Furthermore, the Company’s qualification as a REIT will depend upon the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT. We are rendering this opinion as of the date hereof and have not undertaken to review the Company’s compliance with these requirements, the Reviewed Documents or the assumptions set forth above on a continuing basis. Accordingly, no assurance can be given that the actual results of the

Fried, Frank, Harris, Shriver & Jacobson LLP
December 8, 2025

Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders, the diversity of its share ownership and such other requirements for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. In addition, the opinion set forth above does not foreclose the possibility that the Company may have to pay a deficiency dividend, an excise or penalty tax, interest or other amounts, which could be significant, in order to maintain its REIT qualification.

This opinion is rendered only to you and is solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be used for any other purpose or by any other Person without our prior written consent, provided that Company shareholders may rely on this opinion. We assume no obligation by reason of this opinion letter or otherwise to advise you of any changes in our opinion subsequent to the date hereof.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and the reference to Fried, Frank, Harris, Shriver & Jacobson LLP in the Registration Statement and the Prospectus under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,
/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP